                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                         PLATINUM SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          PLATINUM SOFTWARE CORPORATION
                              195 Technology Drive
                          Irvine, California 92618-2402


                                 [PLATINUM LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                           TO BE HELD OCTOBER 29, 1997

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Platinum Software Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, October 29, 1997 at 10:00 a.m., Pacific time, at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402, telephone number (714) 453-4000, for the following purposes:

                  1. To elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

                  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1998.

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on September 12, 1997 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. However, in order to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                              By Order of the Board of Directors


                                              L. George Klaus
                                              Chairman of the Board

Irvine, California
September 29, 1997

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                          PLATINUM SOFTWARE CORPORATION


                                 [PLATINUM LOGO]

                                     -------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of PLATINUM SOFTWARE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting of Stockholders") to be held on Wednesday, October 29, 1997, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402. The telephone number at that location is (714) 453-4000.

         These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 1997, including financial statements, were first mailed on or about September 29, 1997, to all stockholders entitled to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals that are intended to be presented by stockholders of the Company at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than May 29, 1998, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

REVOCABILITY OF PROXIES; VOTING

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting of Stockholders. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote or other failure to vote will have the same effect as a vote against the matter being voted upon.

SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting of Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company beneficially owned by others for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock of the Company for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE AND SHARES OUTSTANDING

         Stockholders of record at the close of business on September 12, 1997 ("Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company has three (3) classes of equity securities outstanding, designated Common Stock, $.001 par value ("Common Stock" or the "Company's Common Stock"), Series B Preferred Stock, $.001 par value ("Series B Preferred Stock") and Series C Preferred Stock, $.001 par value ("Series C Preferred Stock"). At the Record Date, 20,251,989 shares of Common Stock, 2,435,000 shares of Series B Preferred Stock, and 213,803 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding at the record date will be entitled to one (1) vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting of Stockholders.

VOTING AND CONVERSION RIGHTS OF SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK

         Each share of Series B Preferred Stock is convertible into one (1) share of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series B Preferred Stock automatically converts into one
(1) share of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty
(20) consecutive days has exceeded $22.12 per share, as adjusted as provided above. Each share of Series B Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval and will be entitled to designate two (2) members of the Board of Directors at each election of directors ("Series B Preferred Directors").

         Each share of Series C Preferred Stock is convertible into ten (10) shares of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series C Preferred Stock automatically converts into ten
(10) shares of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty
(20) consecutive days has exceeded $25.00 per share, as adjusted as provided above. Each share of Series C Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

         Currently, there are eight (8) members of the Board of Directors. Robert Finzi has notified the Company that he will not stand for reelection. Accordingly, effective as of the Annual Meeting of Stockholders, the authorized number of directors will be fixed at seven (7). At the Annual Meeting of Stockholders, five (5) directors are to be elected by the holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's five (5) nominees named below. If any Management nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. The holders of Series B Preferred Stock have designated Arthur J. Marks and L. John Doerr as the Series B Preferred Directors.

         The names of the nominees and certain information about them are set forth below:


L. George Klaus........................57   President, Chairman of the Board,
                                            Chief Executive Officer
Carmelo J. Santoro.....................56   Director
W. Douglas Hajjar......................50   Director
Richard J. Goeglein....................63   Director
Donald R. Dixon........................50   Director


The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above.

         Mr. Klaus has been a Director of the Company and has served as President and Chief Executive Officer of the Company since February 1996 and Chairman of the Board since September 1996. From July 1993 to October 1995, Mr. Klaus served as President, Chief Executive Officer and Chairman of the Board of Frame Technology, Inc., a publicly held software company which produced software tools for authoring, managing and distributing business-critical documents. From October 1992 to July 1993, Mr. Klaus was Chairman of the Board and President at Integral Development Corporation, a software company that produces software tools and applications for the financial services industry. From December 1991 to May 1992, Mr. Klaus was Chief Operating Officer at Cadence Design Systems, a publicly held software company. In addition, Mr. Klaus was President and Chief Operating Officer at Valid Logic Systems, Inc., a publicly held supplier of electronic design automation software tools from October 1989 to December 1991.

         Mr. Santoro has been a Director of the Company since April 1993 and was Chief Executive Officer of the Company from April 1994 through February 1996. Mr. Santoro served as Vice-Chairman of the Board of AST Research, Inc., a manufacturer of personal computers and related products, from January 1992 to July 1996. Mr. Santoro was Chairman of the Board of AST Research, Inc. from June 1992 until January 1993. Mr. Santoro served as President and Chief Executive Officer of Silicon Systems, Inc. from 1982 through 1991 and Chairman from 1984 through 1989 at which time Silicon Systems, Inc. was acquired by TDK Corporation of Tokyo, Japan. From 1980 to 1982, Mr. Santoro served as Vice President of Integrated Circuits at RCA. Mr. Santoro is currently on the Board of Directors of the following publicly traded corporations: Dallas Semiconductor Corporation, S3, Inc., and Techniclone International, Inc.

         Mr. Hajjar has been a Director of the Company since April 1996. Mr. Hajjar has been Chairman of the Board of Control Data Systems, Inc., a publicly held electronic commerce and systems integration company, since August 1995. From December 1991 to May 1993, Mr. Hajjar served as Vice

Chairman of Cadence Design Systems, Inc., a publicly held electronic design automation software company. From April 1987 until the merger with Cadence in December 1991, Mr. Hajjar served as Chairman of the Board and Chief Executive Officer of Valid Logic Systems, Inc., a publicly held supplier of electronic design automation software tools. In addition, Mr. Hajjar served as Chairman and Chief Executive Officer of Telesis Systems, a publicly held electronic design automation company, from September 1985 to April 1987. Mr. Hajjar currently serves on the board of Control Data Systems, Inc., a public company.

         Mr. Goeglein has been a Director since October 1994. Mr. Goeglein is President and Chief Executive Officer of Aladdin Gaming, LLC. He is also founder and principal of Gaming Associates, a casino management company. Mr. Goeglein served as President and Chief Executive Officer of Dakin, Inc. from April 1990 through September 1991. Since January 1988, Mr. Goeglein has also been the Chairman of ConServ International, a consulting and real estate development business. From 1984 to his retirement date of December 31, 1987, Mr. Goeglein was the President and Chief Operating Officer of Holiday Corporation, the holding company of Holiday Inns, Inc. and Harrah's Hotels and Casino Mr. Goeglein also served on the Board of Directors of Holiday Corporation from 1978 to 1987. Mr. Goeglein currently serves as a director of Hollywood Park, Inc., a public company.

         Mr. Dixon has been a Director of the Company since September 1995. Mr. Dixon has served as President of Trident Capital, Inc., a private investment firm, since June 1993, and before that as Co-President of Partech International, Inc., an international venture capital and money management firm, from June 1988 until June 1993. Mr. Dixon also is a director of BankAmerica Merchant Services, Inc., Pegasus Systems, Inc., Unison Software, Inc., all of which are public companies and several other private companies.

SERIES B PREFERRED DIRECTORS

         The names of the Series B Preferred Directors and certain information about them are set forth below:


                  L. John Doerr..........................46   Director
                  Arthur J. Marks........................52   Director

         Mr. Doerr has been a Director of the Company since October 1994. Mr. Doerr has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm specializing in information and life science companies, since 1980. Mr. Doerr is currently on the Board of Directors of the following public companies: Intuit, Inc., Macromedia, Inc., Sun Microsystems and Netscape Communications Corporation.

         Mr. Marks has been a Director of the Company since October 1994. Mr. Marks is presently a general partner of and is the manager of the Information Technology Group at New Enterprise Associates, a venture capital firm specializing in technology companies. Mr. Marks has been a general partner of New Enterprise Associates since 1984. Mr. Marks is currently on the Board of Directors of the following publicly traded corporations: Netrix Corporation, Object Design, Inc., and Progress Software Corporation.

COMMITTEES

         The Board of Directors has a standing Compensation Committee, Audit Committee and Executive Committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally and administering the Company's stock option plans. See "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee, which presently consists of three outside directors, Messrs. Santoro, Goeglein, and Doerr, held one meeting during fiscal 1997. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. The Audit Committee, which presently consists of three directors, Messrs. Dixon, Santoro and Hajjar, held five meetings during fiscal 1997. The Executive Committee is empowered to take day-to-day board actions between regularly scheduled board meetings, and is presently comprised of two directors, Messrs. Santoro and Klaus. During fiscal 1997 the Executive Committee held no meetings, but acted by written consent on several occasions. The Board of Directors has no nominating committee or any committee performing the functions of such a committee.

BOARD MEETINGS

         The Board of Directors held a total of five meetings during fiscal 1997. No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors, and no director attended fewer than 75% of the meetings of committees upon which such director served.

OTHER EXECUTIVE OFFICERS

         In addition to Mr. Klaus, the other current executive officers of the Company are Michael J. Simmons, age 50, Chief Financial Officer, William R. Pieser, age 44, Senior Vice President, Marketing and Business Development and Ken Lally, age 54, Senior Vice President, Worldwide Field Operations. Mr. Simmons joined the Company in May 1994 as Chief Financial Officer. Mr. Simmons served as Executive Vice President and Chief Financial Officer of Dynasty Classics, a manufacturer of home lighting products, from April 1991 through September 1993. From February 1990 through April 1991, Mr. Simmons served as Chief Executive Officer and President of Pro-Tec Sports International, a manufacturer of recumbent exercise bicycles. From August 1986 through May 1989, Mr. Simmons served as Executive Vice President and Chief Financial Officer of CPG, International, a privately held distributor of graphic and fine arts supplies. From 1979 to 1986, Mr. Simmons was Chief Financial Officer and Senior Vice President of Silicon Systems, Inc.

         Mr. Pieser joined the Company in February 1996. Mr. Pieser served as Vice President of Marketing at Frame Technology, Inc. from October 1993 to October 1995. From October 1991 to October 1993, Mr. Pieser was Vice President of Marketing at Raima Corporation, a supplier of development tools. From October 1990 through October 1991, Mr. Pieser served as Director of Sales for HDC Computer Corporation.

         Mr. Lally joined the Company in April 1996. Mr. Lally served as Vice President of Spectrum Services for Cadence Design Systems from January 1995 through April 1996. Mr. Lally was Vice President of North American Sales at Cadence from December 1991 through January 1995. From December 1990 through December 1991, Mr. Lally was Vice President of North American Sales at Valid Logic Systems, Inc. Prior to joining Valid, Mr. Lally was employed at Prime Computer for ten years.

EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities during the fiscal year ended June 30, 1997 to the Company's Chief Executive Officer and to the Company's four most highly-compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                        Annual Compensation               Compensation Awards
                                ------------------------------------   ------------------------
                                                         Other         Restricted   Securities        All
     Name and                                            Annual          Stock      Underlying       Other
Principal Position       Year   Salary($)  Bonus($)  Compensation($)    Awards($)   Options (#)   Compensation($)
------------------       ----   ---------  --------  ---------------   ----------   -----------   ---------------
L. George Klaus          1997   500,000    180,000    855,251(1)           -            -              -
Chairman of the          1996   198,865     98,630        (2)              0(3)         -              -
Board, Chief             1995      -          -            -               -            -              -
Executive Officer
and President(4)

Carmelo J. Santoro       1997      -          -       132,000(5)           -            -              -
Chairman of the          1996      -          -       132,000(7)           -          60,000           -
Board (6)                1995      -          -       128,000(8)           -         200,000           -

Michael J. Simmons       1997   197,917     40,000        (2)              -            -              -
Chief Financial          1996   175,000          0        (2)              -         140,000           -
Officer                  1995   175,000          0        (2)              -         100,000           -

Ken Lally                1997   200,000     97,000    373,274(9)           -            -              -
Senior Vice              1996    34,848     17,260         -               0(10)      25,000           -
President Worldwide      1995      -          -            -               -            -              -
Field Operations

William R. Pieser        1997   210,000     75,000    192,544(11)
Senior Vice              1996    73,500     36,247     47,769(12)          0(13)        0              -
President Marketing      1995      -          -            -               -            -              -
and Business
Development

-----------------

 (1) Includes relocation expenses related to Mr. Klaus moving from Northern California to Southern California, including $623,276 relating to the sale of Mr. Klaus' prior residence (comprised of the shortfall on the sale of the residence, carrying costs for six months, sales commissions, legal fees and taxes). Also includes golf club membership and moving expenses, closing costs on a new residence and a tax gross up payment for certain reimbursed costs.

 (2) Miscellaneous perquisites which, in the aggregate, are less than ten percent (10%) of base salary and bonus.

 (3) Mr. Klaus received a restricted stock grant of 2,000,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 2,000,000 shares, 350,000 vested on the grant date and 29,167 shares vest each month thereafter for 36 months. The remaining 600,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. The value of Mr. Klaus' restricted stock holdings at June 30, 1996 was $7,500,000, which was determined by multiplying the number of restricted shares times $7.25, the closing price of the Company's common stock on June 30, 1996, net of the consideration paid for the restricted shares. As of June 30, 1997, 1,045,839 shares were vested. The value of Mr. Klaus' restricted stock holdings at June 30, 1997, was $13,750,000, which was determined by multiplying the number of restricted shares times $10.375, the closing price of the Company's common stock on June 30, 1997, net of the consideration paid for the restricted shares.

 (4) Mr. Klaus became Chairman of the Board in September 1996.

 (5) Consists of annual consulting fee of $132,000.

 (6) Mr. Santoro resigned as Chairman of the Board in September 1996.

 (7) Consists of annual directors fee of $120,000 and $1,000 per month car allowance.

 (8) Consists of annual directors fee of $120,000 and $1,000 per month car allowance. The car allowance was paid for eight (8) months commencing November 1994.

 (9) Relocation expense related to Mr. Lally moving from Northern California to Southern California including $121,338 representing the shortfall on the sale of Mr. Lally's prior residence as well as moving expenses, closing costs on a new residence, and a tax gross up payment of $166,664 for the reimbursed costs. Also includes golf club membership.

(10) Mr. Lally received a restricted stock grant of 450,000 shares in connection with his joining the Company in April 1996. See "Employment Agreements and Related Party Transactions." Of the 450,000 shares, 49,980 vested on the grant date and 6,945 shares vest each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. The value of Mr. Lally's restricted stock holdings at June 30, 1996 was $450,000, which was determined by multiplying the number of restricted shares times $7.25, the closing price of the Company's common stock on June 30, 1996, net of the consideration paid for the restricted shares. As of June 30, 1997, 204,155 shares were vested. The value of Mr. Lally's restricted stock holdings at June 30, 1997, was $1,856,250, which was determinedmultiplying the number of restricted shares times $10.375, the closing price of the Company's common stock on June 30, 1997, net of the consideration paid for the restricted shares.

(11) Relocation expenses related to Mr. Pieser moving from Northern California to Southern California including moving expenses, reimbursement of the shortfall on the sale of Mr. Pieser's prior residence, closing costs on the purchase of a new residence and $90,949 as a tax gross up payment for certain reimbursed costs.

(12) Includes golf club membership of $22,500 and closing costs on purchase of home of $25,269.

(13) Mr. Pieser received a restricted stock grant of 500,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 500,000 shares, 50,000 vested on the grant date and 8,334 shares vest each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. The value of Mr. Pieser's restricted stock holdings at June 30, 1996 was $1,875,000, which was determined by multiplying the number of restricted shares times $7.25, the closing price of the Company's common stock on June 30, 1996, net of the consideration paid for the restricted shares. As of June 30, 1997, 241,678 shares were vested. The value of Mr. Pieser's restricted stock holdings at June 30, 1997, was $3,437,500, which was determined by multiplying the number of restricted shares times $10.375, the closing price of the Company's common stock on June 30, 1net of the consideration paid for the restricted shares.

         Option Grants. There were no grants of stock options to the named individuals in the Summary Compensation Table during the fiscal year ended June 30, 1997.

         Option Exercises. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1997, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1997. Also reported are the values for "in the money" options that represent the positive spread between the exercise prices of any of such existing stock options and the closing sale price of the Company's Common Stock as of June 30, 1997.

               AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES



                                                      Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                                                          Options at              In-the-Money Options
                                                        Fiscal Year-End           at Fiscal Year-End(1)
                   Shares Acquired     Value       --------------------------  ---------------------------
                     on Exercise    Realized(1)    Exercisable  Unexercisable  Exercisable   Unexercisable
      Name               (#)            ($)           (#)             (#)          ($)            ($)
------------------ ---------------  -----------    -----------  -------------  -----------   -------------
Carmelo J. Santoro       N/A            N/A         560,000(2)          --      2,587,800           --
Michael J. Simmons       N/A            N/A          90,000(3)      50,000        618,750      343,750
L. George Klaus          N/A            N/A              --             --             --           --
Ken Lally                N/A            N/A          25,000(4)          --        103,125           --
William R. Pieser        N/A            N/A              --             --             --           --

-------------------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 1997 on the NASDAQ National Market System was $10.375.

(2) Consists of 60,000 shares exercisable at $7.87 per share, 300,000 shares exercisable at $4.25 per share and 200,000 exercisable at $7.375 per share.

(3) Consists of 90,000 shares exercisable at $3.50 per share.

(4) Consists of 25,000 shares exercisable at an exercise price of $6.25 per share.

         Compensation of Directors. Mr. Santoro, who was Chairman of the Board of Directors through September, 1996 received an annual consulting fee of $132,000 during fiscal 1997. Except for the Series B Preferred Directors, each of the Company's non-employee directors receives annual retainers of $24,000, of which $24,000 was paid during fiscal 1997.

         Employment Agreements and Related Party Transactions. The Company entered into an offer letter with L. George Klaus when he joined the Company as President and Chief Executive Officer in February 1996. The offer letter provides for a base salary of $500,000 together with an annual bonus on a fiscal year basis of up to $250,000 based on a performance plan. Mr. Klaus can earn an additional incentive bonus of up to $250,000 upon fulfillment of certain performance criteria. In addition, Mr. Klaus purchased 2,000,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Klaus executed a secured five-year promissory note in the principal amount of $3,500,000. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a stock pledge of 2,000,000 shares of the Company's Common Stock. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 350,000 shares on the date of the restricted stock grant, and lapses with respect to 29,167 shares each month for 36 months so that after three years the repurchase right shall not apply to 1,400,000 shares. The repurchase right with respect to the remaining 600,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999 years, or in any event after ten years. In addition, the Company agreed to pay Mr. Klaus twelve months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the twelve month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Klaus to assist him to relocate from northern California to Southern California. Such package includes: (i) paying the shortfall on the sale of his primary residence;
(ii) reimbursing Mr. Klaus certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid. The Company has loaned to Mr. Klaus $3,500,000 pursuant to an unsecured five-year recourse promissory note which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Klaus' restricted stock purchase along with the secured note referenced above.

         The Company entered into an offer letter with William R. Pieser when he joined the Company as Senior Vice President - Marketing and Business Development in February 1996. The offer letter provides for a base salary of $210,000 together with an annual bonus on a fiscal year basis of up to $105,000 based on a performance plan. Mr. Pieser can earn an additional incentive bonus of up to $105,000 upon fulfillment of certain performance criteria. In addition, Mr. Pieser purchased 500,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Pieser executed a secured five-year promissory note in the principal amount of $875,000. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a pledge of 500,000 shares of the Company's Common Stock. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 50,000 shares on the date of the restricted stock grant, and lapses with respect to 8,334 shares each month for 36 months, so that after three years the repurchase right shall not apply to 350,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. In addition, the Company agreed to pay Mr. Pieser six months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the six month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Pieser to assist him to relocate from northern California to southern California. In April 1996, the Company made a bridge loan to Mr. Pieser of $143,000 in connection with his relocation to Southern California. The note bears 8% simple interest and was due on or before June 30, 1996. This note was repaid as of June 30, 1996. The relocation package includes: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Pieser certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid. The Company also has loaned to Mr. Pieser $875,000 pursuant to a five-year unsecured recourse promissory note, which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Pieser's restricted stock purchase along with the secured note referenced above.

         The Company entered into an offer letter with Ken Lally when he joined the Company as Senior Vice President - Worldwide Field Operations in April 1996. The offer letter provides for a base salary of $200,000 together with an annual bonus on a fiscal year basis of up to $100,000 based on a performance plan. Mr. Lally can earn an additional incentive bonus of up to $100,000 upon fulfillment of certain performance criteria. In addition, Mr. Lally purchased 450,000 shares of restricted stock at a purchase price of $6.25 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Lally executed a secured five-year promissory note in the principal amount of $1,406,250. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a pledge of 450,000 shares of the Company's Common Stock. The Company retained a purchase right with respect to the restricted stock. The repurchase right lapsed with respect to 49,980 shares on the date of the restricted stock grant, and lapses with respect to 6,945 shares each month thereafter for 36 months, so that after three years the repurchase right shall not apply to 300,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. In addition, the Company agreed to pay Mr. Lally six months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the six month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Lally to assist him to relocate from northern California to Southern California. Such package includes: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Lally certain financing in closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid. The Company also has loaned to Mr. Lally $1,406,250 pursuant to a five-year unsecured promissory note, which bears interest at 6% per annum. This loan was used to fund Mr. Lally's restricted stock purchase along with the secured note referenced above.

         In February 1996, the Company entered into an agreement with Michael J. Simmons which provides that in the event Mr. Simmons' employment with the Company is involuntarily terminated or constructively terminated, all stock options held by Mr. Simmons shall vest and become immediately exercisable. In addition, in the case of involuntary termination or constructive termination, the Company is required to pay a severance benefit equal to Mr. Simmons total compensation for the prior twelve months.

         In February 1996, the Company entered into an agreement with Carmelo J. Santoro that provided that if he is involuntarily removed from the Board of Directors or not included in management's slate of directors at any annual meeting, then all options to purchase common stock held by Mr. Santoro shall accelerate and become immediately exercisable.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 1997, Carmelo J. Santoro, the former Chief Executive Officer and Chairman of the Board of the Company, served on the Company's compensation committee. Mr. Santoro received $132,000 as a consultant during fiscal 1997.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is a standing committee of the Board of Directors of the Company as constituted at June 30, 1997. The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers.

         The following report is submitted by the Compensation Committee with respect to the executive compensation policies established by the Committee and compensation paid or awarded to executive officers for the fiscal year ended June 30, 1997.

COMPENSATION POLICIES AND OBJECTIVES

         In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

              The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

              Annual executive compensation in excess of base salaries primarily should be tied to the Company's performance.

              The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option or restricted stock grants which reward executives for improvements in the market performance of the Company's Common Stock.

         Salaries and Employee Benefits Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the Company's line of business. In addition, the Company requires its executives be based in Irvine, California and, as a result, provides relocation packages to executives and key employees who are required to relocate. In recommending salaries for executive officers, the Committee (i) reviews the historical performance of the executives, and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses which are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses whose shares are publicly traded, are included in the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks included in the Performance Graph on page 12 of this Proxy Statement. Another factor which is considered in establishing salaries of executive officers is the cost-of-living in Southern California where the Company and its executive offices are headquartered, as such cost generally is higher than in other parts of the country.

         Performance-Based Compensation. The Company has established a cash bonus plan for executives and key employees. Payment of bonuses is dependent on the Company's achieving specific performance criteria for the fiscal year. The performance criteria includes a Company operating revenue target and a Company profit before taxes goal. One half of the bonus is based on achieving the operating revenue goal and the other half is tied to achieving the profit before taxes goal. Potential cash bonuses under the plan range from 5% to 100% of an individual's base salary.

         The profit and revenue targets are established on the basis of annual budget and forecasts developed by management and approved by the Compensation Committee. This operating plan is developed on the basis of (i) the Company's performance for the prior fiscal year, (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved, (iii) historical operating costs and cost savings that management believes can be realized, (iv) competitive conditions faced by the Company, and (v) additional expenditures beyond prior fiscal years. By taking all of these factors into account, including market conditions, the earnings goal and revenue targets are determined.

         As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

         Stock Options and Equity-Based Programs. The Compensation Committee believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options or makes restricted stock grants to its executive officers and other key employees on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option or restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common

Stock, which directly benefits all stockholders, Moreover, the Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments, generally over a two to five-year period. The Compensation Committee generally has followed the practice of making restricted stock grants with vesting, tied, in part, to objective Company performance targets. The Compensation Committee believes that these features of the option and stock grants not only provide an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options or restricted stock grants.

         Other Matters. In August 1993, federal tax legislation was enacted that, among other things, places a ceiling of $1 million on the amount of an executive officer's annual compensation that may be deducted for federal income tax purposes in any year (the "Deductibility Cap"). The legislation provides that compensation paid under certain incentive compensation plans may be excluded from the calculation of compensation that is subject to the Deductibility Cap, provided the plans meet certain conditions, which are contained in regulations that have been adopted by the Internal Revenue Service. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that it believes will comply with this statute.

FISCAL YEAR 1997 CEO COMPENSATION

         The principal components of compensation for the Chief Executive Officer for fiscal 1997 included base salary, bonuses and relocation allowances.
L. George Klaus, who joined the Company in February 1996 and has served as President and Chief Executive Officer since February 1996 and Chairman of the Board since September 1996, received a base salary of $500,000. Mr. Klaus' base salary was negotiated as part of his compensation package when he joined the Company in February 1996. Mr. Klaus' base salary reflects a consideration of competitive forces as well as the Company's desire to secure a skilled senior executive of the stature of Mr. Klaus who has a track record in company-turnaround situations. Mr. Klaus also received a bonus of $180,000 for fiscal 1997. Mr. Klaus' bonus plan for fiscal 1997 provided for a target bonus of $250,000. One half of the target bonus was based on achieving an operating revenue goal for the Company, and the other half was based upon the Company achieving a profit before taxes goal. Additional amounts could be earned if the Company exceeded 100% of the operating revenue and profit goals. The Company fulfilled the operating revenue goal, but fell short of the profit before taxes goal. Although Mr. Klaus' bonus plan is based on objective criteria, the Compensation Committee awarded Mr. Klaus an additional amount beyond what was achieved based on the objective factors in recognition of the Company's performance during fiscal 1997. In making this determination, the Compensation Committee placed particular emphasis on the significant achievements of Mr. Klaus during fiscal 1997, which included recruiting and hiring key executive management, rebuilding the Company's direct sales force, and improving the financial results of the Company. In fiscal 1997, the Company paid $752,975 in relocation related expenses in connection with Mr. Klaus' move from Northern California to Southern California. The relocation expenses included the shortfall on the sale of Mr. Klaus' old home, carrying costs on his old home, closing costs on the old and new home, moving expenses and a tax gross up payment for certain reimbursed amounts. The relocation benefits were negotiated when Mr. Klaus joined the Company in February 1996, and reflect the desire of the Company to secure a skilled senior executive of Mr. Klaus' stature with a track record in Company turnaround situations, which necessitated a relocation of his primary residence.

         Compensation Committee      Richard J. Goeglein
                                     L. John Doerr
                                     Carmelo J. Santoro

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"); OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("EXCHANGE ACT"), THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT AND THE PERFORMANCE GRAPH ON PAGE 12 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF SUCH FILINGS.

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) and the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks (the "CRSP NASDAQ Computer Index") for the period that commenced on October 22, 1992 (the date on which the Company's Common Stock was first registered under the Exchange Act) and ended on June 30, 1997. The graph assumes that all dividends have been reinvested.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
 (PLATINUM SOFTWARE CORPORATION, CRSP NASDAQ INDEX, CRSP NASDAQ COMPUTER INDEX)


             [PERFORMANCE GRAPH FOR PLATINUM SOFTWARE CORPORATION]


Prepared by the Center for Research in Security Prices
Produced on 08/20/97 including data to 06/30/97


                                     LEGEND

Symbol      CRSP Total Returns Index for:    06/30/92  06/30/93  06/30/94  06/30/95  06/28/96  06/30/97
------      -----------------------------    --------  --------  --------  --------  --------  --------
______  o   Platinum Software Corporation                 117.4     44.0    104.2      52.1       74.6
 ...__.  *   Nasdaq Stock Market                 93.7      117.8    119.0    158.8     203.9      247.9
            (US Companies)
------  +   Nasdaq Computer and Data            86.1      109.7    109.9    179.5     238.4      300.9
            Processing Stocks
            SIC 7370-7379 US & Foreign


NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.  The index level for all series was set for $100.0 on 10/22/92.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of September 12, 1997 regarding the beneficial ownership of Common Stock, Series B Preferred Stock and Series C Preferred Stock of the Company by (i) each person known by management to be the beneficial owner of more than 5% of any class of the Company's capital stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group:


                                               Common Stock        Series B Preferred Stock    Series C Preferred Stock
                                          ------------------------ -------------------------   --------------------------
                                           Amount and               Amount and                  Amount and
     Name and Address                      Nature of                Nature of                   Nature of
            of                             Beneficial   Percentage  Beneficial    Percentage    Beneficial     Percentage
     Beneficial Owner                     Ownership(1)   of Class   Ownership      of Class    Ownership(1)     of Class
----------------------------              ------------  ----------  ----------    ----------   ------------    ----------
Kleiner Perkins Caufield &                        --          --     1,168,502(3)     48.0%       31,770(4)      14.9%
Byers VII
KPCB Information Sciences
Zaibatsu Fund
L. John Doerr (2)
   2750 Sand Hill Road
   Menlo Park, CA 94025

New Enterprise Associates VI                      --          --       724,002        29.7%       38,120         17.8%
Limited Partnership
Arthur J. Marks (5)
  1119 St. Paul Street
  Baltimore, MD 21202

Trident Capital Partners Fund-I, L.P.         27,500(7)        *       271,248(8)     11.1%       25,415(9)      11.9%
Trident Capital Partners Fund-I, C.V.
Donald R. Dixon (6)
   One Bush Street,
   15th Floor
   San Francisco, CA 94104

Integral Capital Partners, L.P.            1,625,362(10)     8.03%     271,248(11)     11.1%      25,415(12)     11.9%
Integral Capital Partners II, L.P.
Integral Capital Partners Int. II, C.V.
Integral Capital Partners Int., C.V.
Integral Capital Partners III, L.P.
Integral Capital Partners
International III, L.P.
Roger B. McNamee
John A. Powell
Pamela K. Hagenah
   2750 Sand Hill Road
   Menlo Park, CA 94025

Institutional Venture Partners VI                 --           --           --           --       25,415         11.9%
Institutional Venture Management VI
   3000 Sand Hill Road
   Building 2, Suite 290
   Menlo Park, CA 94025

Sprout Growth II, L.P.                            --           --           --           --       63,535         29.7%
DLJ Capital Corporation
   3000 Sand Hill Road
   Building 4, Suite 2709
   Menlo Park, CA 94025

Putnam Investments, Inc.(13)               1,593,900         7.87%          --           --           --           --
   One Post Office Square
   Boston, MA 02102

Putnam Investment Management (14)          1,426,000         7.04%          --           --           --           --
   One Post Office Square
   Boston, MA 02102

BKP Capital Management, Inc.               1,496,700         7.39%          --           --           --           --
   One Sansome Street, Suite 3900
   San Francisco, CA 94104

Carmelo J. Santoro (15)(20)        560,000         2.77%          --           --              --           --

W. Douglas Hajjar (16)(20)          62,000            *           --           --              --           --

L. George Klaus (20)             2,000,000         9.88%          --           --              --           --

Michael J. Simmons (15)(20)        140,000            *           --           --              --           --

Richard J. Goeglein (17)(20)        29,000            *           --           --             635            *

William R. Pieser (20)             500,000         2.47%          --           --              --           --

Ken Lally (18)(20)                 475,000         2.35%          --           --              --           --

Directors and officers as        3,763,000        18.59%          --           --             952            *
a group (10 persons) (15)(19)

-------------------------
  *  Less than 1%

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) L. John Doerr, a director of the Company, is a general partner of KPCB VII Associates, which is a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund. Mr. Doerr disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.

 (3) Consists of 1,051,652 shares held by Kleiner Perkins Caufield & Byers VII and 116,850 shares held by KPCB VII Founders Fund.

 (4) Consists of 28,593 shares held by Kleiner Perkins Caufield & Byers VII and 3,177 shares held by KPCB VII Founders Fund.

 (5) Arthur J. Marks, a director of the Company, is a general partner of NEA Partners VI, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Marks disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.

 (6) Donald R. Dixon, a director of the Company, is president of Trident Capital Inc., which is the general partner of Trident Capital, L.P. which is the general partner of Trident Capital Partners Fund-I, L.P. and Trident Capital Partners Fund-I, C.V. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his stock ownership in Trident Capital, Inc.

 (7) Consists of 22,957 shares held by Trident Capital Partners Fund-I, L.P. and 4,543 shares held by Trident Capital Partners Fund-I, C.V.

 (8) Consists of 226,451 shares held by Trident Capital Partners Fund-I, L.P. and 44,797 shares held by Trident Capital Partners Fund-I, C.V.

 (9) Consists of 21,218 shares held by Trident Capital Partners Fund-I, L.P. and 4,197 shares held by Trident Capital Partners Fund-I, C.V.

(10) Assumes conversion of 271,248 shares of Series B Preferred Stock on a one-to-one basis and 25,415 shares of Series C Preferred Stock on a ten-to-one basis. Includes 1,625,362 shares beneficially owned by each of John A. Powell and Roger A. McNamee, general partners of Integral Capital Management III, L.P., Integral Capital Management II, L.P. and Integral Capital Management, L.P. Includes 948,186 shares beneficially owned by Pamela Hagenah, general partner of Integral Capital Management II, L.P. and Integral Capital Management III, L.P. Also includes 617,562 shares owned by Integral Capital Partners, L.P., 59,614 shares owned by Integral Capital Partners International C.V., 538,468 shares owned by Integral Capital Partners II, L.P., 202,393 shares owned by Integral Capital Partners International II C.V., 167,635 shares owned by Integral Capital Partners III, L.P. and 39,690 shares owned by Integral Capital Partners International III, L.P.

(11) Consists of 137,740 shares held by Integral Capital Partners, L.P., 86,338 shares held by Integral Capital Partners II, L.P., 32,712 shares held by Integral Capital Partners Int. II, C.V. and 14,458 shares held by Integral Capital Partners Int., C.V.

(12) Consists of 12,490 shares held by Integral Capital Partners, L.P., 8,696 shares held by Integral Capital Partners II, L.P., 3,037 shares held by Integral Capital Partners Int. II, C.V. and 1,192 shares held by Integral Capital Partners Int. C.V.

(13) Putnam Investments, Inc. has shared voting power with respect to 105,900 shares and shared dispositive power with respect to 1,593,900 shares.

(14) Putnam Investment Management, Inc. has no voting power and shared dispositive power with respect to these shares.

(15) Issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(16) Consists of 50,000 shares owned directly and 12,000 shares issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(17) Consists of 3,000 shares owned directly through a family trust and 26,000 shares issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(18) Consists of 450,000 shares owned directly and 25,000 shares issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(19) Excludes all shares of common stock, Series B Preferred Stock and Series C Preferred Stock owned by Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund and New Enterprise Associates, VI, Limited Partnership, Trident Capital Partners and related entities, and Sprout Growth II, L.P. as to which the respective affiliated directors disclaim beneficial ownership other than to the extent of their individual partnership interests.

(20) The business address of this individual is c/o Platinum Software Corporation, 195 Technology Drive, Irvine, CA 92618-2402.

NATURE OF THE VOTE REQUIRED AND VOTING PROCEDURES

         The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting of Stockholders will be required to elect Management's five (5) nominee directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MANAGEMENT'S FIVE (5) NOMINEE DIRECTORS. Proxies solicited by Management will be voted FOR the election of management's five (5) nominee directors.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young, LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP was chosen by the Board on July 15, 1994 to replace Arthur Andersen LLP which had audited the Company's financial statements annually since fiscal year 1987. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         In the Company's two most recent fiscal years there have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The audit report of Ernst & Young LLP on the Company's consolidated financial statements for the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997 contained no adverse opinion or disclaimer of opinion and it was not qualified or modified as to uncertainty, audit scope or accounting principles.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1997 the Company's officers, directors and all persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting of Stockholders. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                          TRANSACTION OF OTHER BUSINESS

         As of the date of the date of the Proxy Statement, the Board of Directors is not aware of any other matters other than those set forth herein and in the Notice or Annual Meeting of Stockholders that will come before the Meeting. Should any other matters requiring the vote of stockholders arise, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as you name appears on your stock certificate and return it in the enclosed postage prepaid envelope.

         THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED JUNE 30, 1997, WILL BE FURNISHED TO THE COMPANY'S STOCKHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. IF YOU DESIRE TO OBTAIN A COPY OF SUCH ANNUAL REPORT ON FORM 10-K, PLEASE DIRECT SUCH WRITTEN REQUEST TO PLATINUM SOFTWARE CORPORATION, ATTENTION: INVESTOR RELATIONS, 195 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618-2402.


                                                     THE BOARD OF DIRECTORS


Dated:  September 29, 1997

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PLATINUM SOFTWARE CORPORATION

        The undersigned hereby appoints L. George Klaus and Michael J. Simmons proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Platinum Software Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 29, 1997 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                            WITHHELD
Item 1 - ELECTION OF DIRECTORS                       FOR     FOR ALL
                                                     [ ]       [ ]
         Carmelo J. Santoro   Richard J. Goeglein
         L. George Klaus      Donald Dixon
         W. Douglas Hajjar

Item 2 - APPOINTMENT OF ERNST & YOUNG, LLP AS        FOR    AGAINST   ABSTAIN
         INDEPENDENT ACCOUNTANTS                     [ ]      [ ]       [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below).


---------------------------------------






Signature(s)                                     Date
             -----------------------------------      -------------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.